Exhibit 99.4

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

MarketWatch.com, Inc.

825 Battery Street

San Francisco, CA 94111

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter as Appendix B to, and to the reference thereto under the caption “SUMMARY—Opinion of MarketWatch’s Financial Advisor” and “THE MERGER—Opinion of MarketWatch’s Financial Advisor” in, the joint proxy statement-prospectus relating to the proposed merger involving MarketWatch.com, Inc. and Pinnacor Inc., which joint proxy statement-prospectus forms a part of the Registration Statement on Form S-4 of NMP, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC

UBS SECURITIES LLC

Los Angeles, CA

August 27, 2003